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                                                                      EXHIBIT 11

                        STERLING BANCORP AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                               Years Ended December 31,
                                                                       ----------------------------------------
                                                                          1995          1994           1993
                                                                       ----------     ----------     ----------
Income for primary earnings per share:
   Net income                                                    A     $5,637,666     $4,005,869     $3,155,397
                                                                       ==========     ==========     ==========

Income for fully diluted earnings per share:
      Net income                                                       $5,637,666     $4,005,869     $3,155,397
      Add expenses, net of tax effect
         on assumed conversion of
         convertible subordinated
         debentures:
            Interest                                                    1,183,255      1,061,345        964,248
            Amortization of bond discount
               and expense                                                 14,814         17,841         18,140
                                                                       ----------     ----------     ----------
            Income for fully diluted
               shares                                            B     $6,835,735     $5,085,055     $4,137,785
                                                                       ==========     ==========     ==========

Common shares for primary earnings per share:
      Average shares issued (note a)                                    6,496,739      6,496,605      6,496,521
      Add assumed conversion at the beginning
         of the period of issuance date if later:
            Stock options                                                  13,094            598          1,370
            ESOP shares allocated                                          27,582         15,410          3,542
      Less average treasury shares (note b)                               150,343        150,393        150,393
                                                                       ----------     ----------     ----------
      Average common shares for compu-
         tation of primary earnings
         per share                                               C      6,387,072      6,362,220      6,351,040
                                                                       ==========     ==========     ==========

Common shares for fully diluted earnings per share:
      Average common shares                                             6,387,072      6,362,220      6,351,040
      Add assumed conversion at the beginning
         of the period or issuance date if later:
            Convertible subordinated debentures                         1,948,366      2,372,913      2,191,560
            Series B preferred shares                                       2,576          2,576          2,576
            ESOP shares unallocated                                       222,418        234,590        188,766
            Stock options                                                   2,459             79            481
                                                                       ----------     ----------     ----------
            Average common shares for
               computation of fully di-
               luted earnings per share                          D      8,562,891      8,972,378      8,734,423
                                                                       ==========     ==========     ==========


Net income per average
   common share                                            (A / C)     $      .88     $      .63     $      .50
                                                                       ==========     ==========     ==========
Net income per average common
   share assuming full dilution                            (B / D)     $      .80     $      .57     $      .47
                                                                       ==========     ==========     ==========


      (a) Based on shares issued as at end of each month.
      (b) Based on shares in treasury as at end of each month.